UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 18, 2013

IMMUNOCELLULAR THERAPEUTICS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-35560	93-1301885
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

21900 Burbank Boulevard

Third Floor

Woodland Hills, California

91367

(Address of Principal Executive

Offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 992-2907

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 18, 2013, ImmunoCellular Therapeutics Ltd. (the “Company,” “we,” “us,” or “our”) entered into a Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co., as agent (“Cantor”), pursuant to which we may offer and sell, from time to time through Cantor, shares of our common stock par value $0.0001 per share (the “Common Stock”) having an aggregate offering price of up to $25.0 million (the “Shares”).

Under the Sales Agreement, Cantor may sell Shares by any method permitted by law and deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, as amended (the “Securities Act”), including sales made directly on the NYSE MKT, on any other existing trading market for the Common Stock or to or through a market maker. In addition, under the Sales Agreement, Cantor may sell the Shares by any other method permitted by law, including in privately negotiated transactions. We may instruct Cantor not to sell Shares if the sales cannot be effected at or above the price designated by us from time to time.

We are not obligated to make any sales of the Shares under the Sales Agreement. The offering of Shares pursuant to the Sales Agreement will terminate upon the earlier of (a) the sale of all of the Shares subject to the Sales Agreement or (b) the termination of the Sales Agreement by Cantor or the Company, as permitted therein.

We will pay Cantor a commission rate of 3.0% of the aggregate gross proceeds from each sale of Shares and have agreed to provide Cantor with customary indemnification and contribution rights. We will also reimburse Cantor for certain specified expenses in connection with entering into the Sales Agreement.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The opinion of our counsel regarding the validity of the Shares that will be issued pursuant to the Sales Agreement is also filed herewith as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the common stock discussed herein, nor shall there be any offer, solicitation, or sale of common stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

5.1	Opinion of Cooley LLP.

10.1	Controlled Equity OfferingSM Sales Agreement, dated April 18, 2013, by and between ImmunoCellular Therapeutics, Ltd. and Cantor Fitzgerald & Co.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2013	IMMUNOCELLULAR THERAPEUTICS, LTD.

	By:	/s/ Andrew Gengos
Andrew Gengos
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

5.1	Opinion of Cooley LLP.

10.1	Controlled Equity OfferingSM Sales Agreement, dated April 18, 2013, by and between ImmunoCellular Therapeutics, Ltd. and Cantor Fitzgerald & Co.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).